Exhibit 4

FIRST AMENDMENT to Credit Agreement
THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of May 15, 2019 (this “Amendment”) is among ALLETE, INC., as Borrower, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto have entered into the Amended and Restated Credit Agreement dated as of January 10, 2019 (the “Credit Agreement”); and
WHEREAS, the Borrower has requested to increase the sublimit related to Letters of Credit and the Administrative Agent and the undersigned Lenders are willing to so amend the Credit Agreement on the terms set forth below;
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1 AMENDMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3, Section 2.9 of the Credit Agreement is amended to replace the amount “$60,000,000” with the amount “$100,000,000” where it appears therein.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders that, immediately before and upon the effectiveness hereof:

2.1    Representations and Warranties. The representations and warranties of the Borrower set forth in the Loan Documents are and will be true and correct with the same effect as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

2.2    Default. No Default has occurred and is continuing.

2.3    Authorization; Validity. The execution, delivery and performance by the Borrower of this Amendment is within the corporate powers of the Borrower and has been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

2.4    Government Approval, Regulation, etc. The execution, delivery and performance by the Borrower of this Amendment does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) information filings to be made in the ordinary course of business, which filings are not a condition to the Borrower’s performance under the Loan Documents and (ii) such as have been obtained or made and are in full force and effect and not subject to any appeals period.

SECTION 3 EFFECTIVENESS. This Amendment shall become effective as of the date first written above when the Administrative Agent has received, or shall be satisfied that it will substantially concurrently receive, (a) counterparts hereof signed by the Borrower and the Required Lenders and (b) all reasonable and documented fees and expenses (including attorney’s fees) of the Administrative Agent in connection herewith.

SECTION 4 MISCELLANEOUS.

4.1    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.

Exhibit 4

4.2    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

4.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

4.4    Incorporation of Credit Agreement Provisions. The provisions of Section 10.7 (Severability) and Section 10.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

4.5    References. All references in any of the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Agreement or Credit Agreement, as applicable, as amended by this Amendment.

4.6    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

4.7    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower and their respective successors and assigns as provided in the Credit Agreement.

4.8    Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document.

[Signature Pages Follow]

Exhibit 4

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

ALLETE, INC., as Borrower
By:
Name:
Title:

Exhibit 4

JPMORGAN CHASE BANK, N.A., as a Lender, as an Issuing Bank, and as Administrative Agent

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title: